Exhibit 10.1

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Fourth Amendment to the Employment Agreement (this “Third Amendment”), dated as of January 10, 2007, is entered into by and among Peninsula Gaming, LLC, a Delaware limited liability company (“Employer”), Peninsula Gaming Partners, LLP (“PGP”), a Delaware limited liability company, and Jonathan Swain (“Employee”).

WHEREAS, Employer and Employee entered into an Employment Agreement, dated as of July 14, 2004, as amended by that certain Amendment to Employment Agreement, dated as of February 25, 2005, that certain Second Amendment to Employment Agreement, dated as of September 12, 2005 and that Third Amendment to Employment Agreement, dated as of December 18, 2006 (as amended, the “Agreement”): and

WHEREAS, the parties hereto desire to further amend the Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein and for good and valuable consideration the adequacy and receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.             Section 4(a) of the Agreement is hereby amended by deleting the last two sentences thereof in their entirety and replacing them with the following:

“On January 1 of each calendar year of the Term thereafter, commencing on January 1, 2006, if Employee shall remain employed by the Employer as of such date, Employee shall be entitled to receive a cash bonus payable by the Employer based on Employee’s performance during the previous calendar year, which bonus shall be consistent with past practices and/or the bonus plan in place for similarly situated executive officers of the Employer and, in any event, no less than $100,000 per year.  If this Agreement is terminated prior to completion of any Term, Employee shall be eligible for a prorated bonus at termination.”

2.             Except as herein amended, the Agreement shall remain in full force and effect and is ratified in all respects.  During the Effective Period, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Agreement, shall mean and be a reference to the Agreement, as amended by this Third Amendment.

3.             Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

4.             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

PENINSULA GAMING, LLC

By:	/s/ M. Brent Stevens
Name: M. Brent Stevens
Title: Chief Executive Officer

By:	/s/ Jonathan Swain
Jonathan Swain

PENINSULA GAMING PARTNERS, LLP

By:	/s/ M. Brent Stevens
Name: M. Brent Stevens
Title: Chief Executive Officer